Exhibit 21.1

Subsidiaries of the Company†

Zayo Group Holdings, Inc. is publicly held and has no parent.

Name of Subsidiary	State and/or Country of Incorporation or Organization
Zayo Group Australia Pty. Ltd.	Australia
upstreamNet Communications GmbH*	Austria
Zayo Infrastructure Belgium NV	Belgium
Allstream Business Inc.	Canada
Zayo Canada Inc.	Canada
Neocenter Est SARL*	France
NeoClyde SAS*	France
Resoptic SAS*	France
Serenisys SARL*	France
Zayo France SAS	France
Zayo Group France SAS	France
Zayo Infrastructure France SA*	France
Zayo Enterprise France SASU	France
Zayo Infrastructure Deutschland GmbH	Germany
Zayo Group (HK) Limited	Hong Kong
Emerald Bridge Fibres Limited*	Ireland
Zayo Infrastructure Europe Limited	Ireland
Zayo Infrastructure Ireland Limited	Ireland
Zayo Italy S.r.l.	Italy
MFN Japan KK	Japan
Zayo Infrastructure Nederland B.V.	Netherlands
Zayo Nederland B.V.	Netherlands
Zayo Singapore Pte. Ltd.	Singapore
Zayo Group South Africa (Pty) Ltd.	South Africa
Zayo Infrastructure Spain, S.L.	Spain
Zayo Infrastructure Switzerland AG	Switzerland
FibreSpeed Limited	United Kingdom
Geo Metro Limited	United Kingdom
Geo Networks Limited	United Kingdom
Zayo (UK) Limited	United Kingdom
Zayo Group EU Limited	United Kingdom
Zayo Group International Limited	United Kingdom
Zayo Group UK Limited	United Kingdom
Zayo Infrastructure (UK) Limited	United Kingdom
Castle Access, Inc.	United States, California
Abovenet Communications, LLC	United States, Delaware
Electric Lightwave, LLC	United States, Delaware
Zayo Capital, Inc.	United States, Delaware
Zayo Group, LLC	United States, Delaware
Zayo Professional Services, LLC	United States, Delaware
Scott-Rice Telephone Co.	United States, Minnesota
OpticAccess LLC	United States, Nevada
X2 Telecom LLC	United States, Nevada

Allstream Business US, LLC	United States, Oregon
Zayo Latin America, LLC	United States, Delaware
Zayo Infrastructure Mexico S. DE R.L. DE C.V.	Mexico
Spread Holdings, LLC	United States, Mississippi
Spread Telecommunications, LLC	United States, Mississippi
Spread Data, LLC	United States, Delaware
Spread Networks, LLC	United States, Mississippi
Midwest Industrial Communications Services, LLC	United States, Delaware
mmW Backhaul Solutions, LLC	United States, Delaware
Northeastern ITS, LLC	Unites States, Pennsylvania
Job 8, LLC	United States, Delaware
Fibertrack, LLC	United States, Delaware

†As of June 30, 2018

*Indicates a company that is not wholly owned directly or indirectly by Zayo Group Holdings, Inc.